Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street — Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 — Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. — Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 — Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made a part of this EXCO Resources, Inc. Registration Statement on Form S-3 and any amendments thereto and further consents to the incorporation by reference in this EXCO Resources, Inc. Registration Statement on Form S-3 and any amendments thereto of information from our reserve report dated January 8, 2010 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2009.

/s/ Lee Keeling and Associates, Inc.

Tulsa, Oklahoma

September 7, 2010